Exhibit 99.6

Dominion MLP Holding Company II, Inc.

Financial Statements

Fiscal Year Ended December 31, 2018

with Independent Auditors’ Report

Dominion MLP Holding Company II, Inc.

Page Number

Glossary of Terms	3

Independent Auditors’ Report	4

Audited Financial Statements

Statements of Income for the years ended December 31, 2018, 2017 and 2016	5

Balance Sheets at December 31, 2018 and 2017	6

Statements of Equity at December 31, 2018, 2017 and 2016 and for the years then ended	8

Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016	9

Notes to Financial Statements	10

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this document are defined below:

Abbreviation or Acronym	Definition

2017 Tax Reform Act

An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (previously known as The Tax Cuts and Jobs Act) enacted on December 22, 2017

Cove Point	Dominion Energy Cove Point LNG, LP

Cove Point Holdings	Cove Point GP Holding Company, LLC

Cove Point LNG Facility	An LNG terminalling and storage facility located on the Chesapeake Bay in Lusby, Maryland owned by Cove Point

DECG	Dominion Energy Carolina Gas Transmission, LLC

DMLPHCII	Dominion MLP Holding Company II, Inc.

Dominion Energy	The legal entity, Dominion Energy, Inc., one or more of its consolidated subsidiaries or operating segments, or the entirety of Dominion Energy, Inc. and its consolidated subsidiaries

Dominion Energy Midstream

The legal entity, Dominion Energy Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point Holdings, Iroquois GP Holding Company, LLC, DECG (beginning April 1, 2015) and Dominion Energy Questar Pipeline (beginning December 1, 2016), or the entirety of Dominion Energy Midstream Partners, LP and its consolidated subsidiaries

Dominion Energy Questar Pipeline	Dominion Energy Questar Pipeline, LLC, one or more of its consolidated subsidiaries, or the entirety of Dominion Energy Questar Pipeline, LLC and its consolidated subsidiaries

Dominion Energy Questar Pipeline Acquisition	The acquisition of Dominion Energy Questar Pipeline by Dominion Energy Midstream from Dominion Energy on December 1, 2016

GAAP	U.S. generally accepted accounting principles

IRCA	Intercompany revolving credit agreement

LNG	Liquefied natural gas

MLP	Master limited partnership, equivalent to publicly traded partnership

SEC	U.S. Securities and Exchange Commission

VIE	Variable interest entity

Deloitte & Touche LLP 901 E. Byrd St Suite 820 Richmond, VA 23219 USA www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Sold Director of Dominion MLP Holding Company II, Inc.

We have audited the accompanying financial statements of Dominion MLP Holding Company II, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dominion MLP Holding Company II, Inc. at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

September 11, 2019

Dominion MLP Holding Company II, Inc.

Statements of Income

	2018	2017	2016
(millions)
Operating Revenue	$—	$—	$—

Operating Expenses
Other taxes	—	—	0.2

Total operating expenses	—	—	0.2

Loss from operations	—	—	(0.2)

Earnings (losses) from equity method investees	1.5	(0.2)	(68.5)
Other income(1)	0.4	0.4	1.7
Interest and related charges(1)	0.7	0.7	0.4

Income (loss) from operations before income tax expense	1.2	(0.5)	(67.4)
Income tax benefit	—	(1.7)	(22.7)

Net Income (Loss)	$1.2	$1.2	$(44.7)

(1)	See Note 6 for amounts attributable to related parties.

The accompanying notes are an integral part of DMLPHCII’s Financial Statements.

Dominion MLP Holding Company II, Inc.

Balance Sheets

At December 31,	2018	2017
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$2.2	$2.4
Affiliated receivables	25.2	22.8
Prepayments	0.5	0.1

Total current assets	27.9	25.3

Investments
Investment in equity method affiliates	27.3	25.8
Promissory note receivable from Dominion Energy	15.0	15.0

Total investments	42.3	40.8

Deferred Charges and Other Assets
Deferred income taxes	—	0.4

Total deferred charges and other assets	—	0.4

Total assets	$70.2	$66.5

The accompanying notes are an integral part of DMLPHCII’s Financial Statements.

Dominion MLP Holding Company II, Inc.

Balance Sheets (Continued)

At December 31,	2018	2017
(millions)
LIABILITIES AND EQUITY
Current Liabilities
Payables to affiliates	$0.1	$0.1
Affiliated current borrowings	22.1	21.3

Total current liabilities	22.2	21.4

Deferred Credits and Other Liabilities
Deferred income taxes	2.4	—

Total deferred credits and other liabilities	2.4	—

Total liabilities	24.6	21.4

Commitments and Contingencies (see Note 5)
Equity
Common stock - no par value(1)	91.9	92.6
Retained earnings (deficit)	(46.3)	(47.5)

Total equity	45.6	45.1

Total liabilities and equity	$70.2	$66.5

(1)	1,000 shares authorized and 100 issued and outstanding at December 31, 2018 and December 31, 2017.

The accompanying notes are an integral part of DMLPHCII’s Financial Statements.

Dominion MLP Holding Company II, Inc.

Statements of Equity

			Retained
	Common Stock		Earnings
	Shares	Amount	(Deficit)	Total
(millions, except for shares)
Balance at December 31, 2015	100	$499.2	$4.0	$503.2

Net loss	—	—	(44.7)	(44.7)
Dividends to Dominion Energy	—	(406.6)	(8.0)	(414.6)

Balance at December 31, 2016	100	92.6	(48.7)	43.9

Net income	—	—	1.2	1.2
Balance at December 31, 2017	100	92.6	(47.5)	45.1

Net income	—	—	1.2	1.2
Dividends to Dominion Energy	—	(0.7)	—	(0.7)

Balance at December 31, 2018	100	$91.9	$(46.3)	$45.6

The accompanying notes are an integral part of DMLPHCII’s Financial Statements.

Dominion MLP Holding Company II, Inc.

Statements of Cash Flows

Year Ended December 31,	2018	2017	2016
(millions)
Operating Activities
Net income (loss)	$1.2	$1.2	$(44.7)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2.8	(0.3)	(0.6)
Loss on sales of investment in equity method affiliates	—	—	74.3
Other adjustments	(0.7)	0.2	(1.1)
Changes in:
Affiliated receivables and payables	(2.4)	(3.3)	(19.0)
Prepayments	(0.4)	(0.1)	—
Accrued taxes	—	(0.4)	(2.3)

Net cash provided by (used in) operating activities	0.5	(2.7)	6.6

Investing Activities
Proceeds from sales of investment in equity method affiliates	—	—	128.5
Repayment of loan made to equity method affiliates	—	—	300.8
Loan to Dominion Energy	—	—	(15.0)
Contributions to equity method affiliates	(0.8)	(7.5)	(10.6)

Net cash provided by (used in) investing activities	(0.8)	(7.5)	403.7

Financing Activities
Affiliated current borrowings, net	0.8	3.4	10.6
Common dividend payments to parent	(0.7)	—	(414.6)

Net cash provided by (used in) financing activities	0.1	3.4	(404.0)

Increase (decrease) in cash and cash equivalents	(0.2)	(6.8)	6.3
Cash, restricted cash and equivalents at beginning of year(1)	2.4	9.2	2.9

Cash, restricted cash and equivalents at end of year(1)	$2.2	$2.4	$9.2

Supplemental Cash Flow Information
Cash paid during the year for:
Interest and related charges, excluding capitalized amounts	$0.7	$0.6	$0.4

(1)	No amounts were held in restricted cash and equivalents in any of the periods presented.

The accompanying notes are an integral part of DMLPHCII’s Financial Statements.

Notes to Financial Statements

NOTE 1. NATURE OF OPERATIONS

DMLPHCII was incorporated in March 2015 and is a wholly-owned subsidiary of Dominion Energy. DMLPHCII is the owner of approximately a 1% indirect interest in the common equity of Cove Point and previously held a noncontrolling interest in Dominion Energy Midstream.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

General

DMLPHCII makes certain estimates and assumptions in preparing its Financial Statements in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income, expenses and cash flows for the periods presented. Actual results may differ from those estimates.

The carrying values of affiliated receivables, promissory notes to affiliates, payables to affiliates and affiliated current borrowings are estimated to be substantially the same as their fair values at December 31, 2018 and 2017.

Income Taxes

Judgment and the use of estimates are required in developing the provision for income taxes and reporting of tax-related assets and liabilities. The interpretation of tax laws, including the provisions of the 2017 Tax Reform Act, involves uncertainty, since tax authorities may interpret the laws differently. In addition, the states in which we operate may or may not conform to some or all the provisions in the 2017 Tax Reform Act. Ultimate resolution or clarification of income tax matters may result in favorable or unfavorable impacts to net income and cash flows, and adjustments to tax-related assets and liabilities could be material.

A consolidated federal income tax return is filed for Dominion Energy and its subsidiaries, including DMLPHCII. In addition, where applicable, combined income tax returns for Dominion Energy and its subsidiaries are filed in various states; otherwise, separate state income tax returns are filed.

DMLPHCII participates in intercompany tax sharing agreements with Dominion Energy and its subsidiaries. Current income taxes are based on taxable income or loss and credits determined on a separate company basis.

Under the agreements, if a subsidiary incurs a tax loss or earns a credit, recognition of current income tax benefits is limited to refunds of prior year taxes obtained by the carryback of the net operating loss or credit or to the extent the tax loss or credit is absorbed by the taxable income of other Dominion Energy consolidated group members. Otherwise, the net operating loss or credit is carried forward and is recognized as a deferred tax asset until realized.

The 2017 Tax Reform Act included a broad range of tax reform provisions affecting Dominion Energy and its subsidiary DMLPHCII, including changes in corporate tax rates and business deductions. The 2017 Tax Reform Act reduced the corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017. Deferred tax assets and liabilities are measured at the enacted tax rate expected to apply when temporary differences are realized or settled. Thus, at the date of enactment, deferred taxes were remeasured based upon the new 21% tax rate. The total effect of tax rate changes on federal deferred tax balances was recorded as a component of the income tax provision related to continuing operations for the period in which the law is enacted, even if the assets and liabilities relate to other components of the financial statements.

Accounting for income taxes involves an asset and liability approach. Deferred income tax assets and liabilities are provided, representing future effects on income taxes for temporary differences between the bases of assets and liabilities for financial reporting and tax purposes. Accordingly, deferred taxes are recognized for the future consequences of different treatments used for the reporting of transactions in financial accounting and income tax returns. DMLPHCII establishes a valuation allowance when it is more-likely-than-not that all, or a portion, of a deferred tax asset will not be realized. At December 31, 2018 and 2017, DMLPHCII had established $3.1 million of valuation allowances.

DMLPHCII recognizes positions taken, or expected to be taken, in income tax returns that are more-likely-than-not to be realized, assuming that the position will be examined by tax authorities with full knowledge of all relevant information.

If it is not more-likely-than-not that a tax position, or some portion thereof, will be sustained, the related tax benefits are not recognized in the financial statements. Unrecognized tax benefits may result in an increase in income taxes payable, a reduction of income tax refunds receivable or changes in deferred taxes. Also, when uncertainty about the deductibility of an amount is limited to the timing of such deductibility, the increase in income taxes payable (or reduction in tax refunds receivable) is accompanied by a decrease in deferred tax liabilities. Except when such amounts are presented net with amounts receivable from or amounts prepaid to tax authorities, noncurrent income taxes payable related to unrecognized tax benefits are classified in other deferred credits and other liabilities in the Balance Sheets and current payables are included in other current liabilities in the Balance Sheets.

DMLPHCII recognizes interest on underpayments and overpayments of income taxes in interest expense and other income, respectively. Penalties are also recognized in other income.

DMLPHCII’s interest and penalties were immaterial in 2018, 2017 and 2016.

At December 31, 2018, DMLPHCII’s Balance Sheet included $23.2 million of tax-related receivables from affiliates, representing $22.4 million of federal income taxes receivable and $0.8 million of state income taxes receivable

At December 31, 2017, DMLPHCII’s Balance Sheet included $20.8 million of tax-related receivables from affiliates, representing $20.0 million of federal income taxes receivable and $0.8 million of state income taxes receivable.

Tax Reform

In December 2017, the staff of the SEC issued guidance which clarifies accounting for income taxes if information is not yet available or complete and provides for up to a one year measurement period in which to complete the required analyses and accounting. The guidance describes three scenarios associated with a company’s status of accounting for income tax reform: (1) a company is complete with its accounting for certain effects of tax reform, (2) a company is able to determine a reasonable estimate for certain effects of tax reform and records that estimate as a provisional amount, or (3) a company is not able to determine a reasonable estimate and therefore continues to apply accounting for income taxes based on the provisions of the tax laws that were in effect immediately prior to the 2017 Tax Reform Act being enacted. DMLPHCII has accounted for the effects of the 2017 Tax Reform Act, although additional changes could occur as guidance is issued and finalized as described below. In addition, certain states in which DMLPHCII operates may or may not conform to some or all of the provisions of the 2017 Tax Reform Act. Ultimate resolution or clarification of these matters may result in favorable or unfavorable impacts to results of operations and cash flows, and adjustments to tax-related assets and liabilities, and could be material.

In August 2018, the U.S. Department of Treasury issued proposed regulations addressing the availability of federal bonus depreciation for the period beginning after September 27, 2017 through December 31, 2017. The application of these changes decreased Dominion Energy’s net operating loss carryforward utilization on its 2017 tax return. These changes had no impact on DMLPHCII.

In November 2018, the U.S. Department of Treasury issued proposed regulations defining interest as any amounts associated with the time value of money or use of funds. These proposed regulations provide guidance for purposes of the exception to the interest limitation for regulated public utilities, the application of the interest limitation to consolidated groups, such as Dominion Energy, which includes DMLPHCII. It is unclear when the guidance may be finalized, or whether that guidance could result in a disallowance of a portion of the Dominion Energy’s’ interest deductions in the future, which could be allocated to DMLPHCII under these proposed regulations.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and temporary investments purchased with an original maturity of three months or less.

Investment in Equity Method Affiliates

Investments in affiliates where DMLPHCII exercises significant influence over the operating activities of the entity, but does not control the entity, are accounted for using the equity method. Such investments are included in investment in equity method affiliates in the Balance Sheets. DMLPHCII records equity method adjustments in earnings from equity method investees in the Statements of Income, including its proportionate share of investee income or loss and other adjustments required by the equity method.

DMLPHCII classifies distributions from equity method investees as either cash flows from operating activities or cash flows from investing activities in the Statements of Cash Flows according to the nature of the distribution. Distributions received are classified on the basis of the nature of the activity of the investee that generated the distribution as either a return on investment (classified as cash flows from operating activities) or a return of an investment (classified as cash flows from investing activities) when such information is available to DMLPHCII.

DMLPHCII periodically evaluates its equity method investments to determine whether a decline in fair value should be considered other-than-temporary. If a decline in fair value of an investment is determined to be other-than-temporary, the investment is written down to its fair value at the end of the reporting period.

NOTE 3. EQUITY METHOD INVESTMENTS

DMLPHCII uses the equity method to account for its approximately 1% indirect noncontrolling common equity interest in Cove Point. The table below summarizes distributions received, contributions made, and income earned from DMLPHCII’s equity method investee for the years ended December 31, 2018, 2017 and 2016, and the carrying amount of the investment at December 31, 2018 and 2017.

Year Ended December 31,	2018	2017	2016
(millions)
Distributions received	$0.8	$—	$—
Contributions to equity method investees	0.8	7.5	10.6
Income (loss) from equity method investees	1.5	(0.2)	0.5
Carrying amount of investment	27.3	25.8

Summarized financial information provided to us by Cove Point for 100% of Cove Point at December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 is presented below.

	At December 31, 2018	At December 31, 2017
(in millions)
Current assets	$275.2	$76.9
Noncurrent assets	8,207.6	5,150.1
Current liabilities	115.3	61.5
Noncurrent liabilities	3,050.4	64.5

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
(in millions)
Revenues	$596.2	$134.0	$282.3
Operating income	290.1	4.4	164.2
Net income	291.8	10.3	167.8

DMLPHCII used the equity method to account for its common unit interest in Dominion Energy Midstream, which it held until December 2016 when the common units were sold to Dominion Energy Midstream for a loss of $74.3 million, see Note 6. In 2016, prior to the sale, DMLPHCII had recognized equity earnings of $5.3 million and received distributions of $4.7 million related to this investment.

NOTE 4. INCOME TAXES

The 2017 Tax Reform Act includes a broad range of tax reform provisions affecting DMLPHCII, as discussed in Note 2. The 2017 Act Reform Act reduced the corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017. At the date of enactment, federal deferred tax assets and liabilities were remeasured based upon the enacted 21% tax rate expected to apply when temporary differences are to be realized and settled.

Details of DMLPHCII’S income tax expense and deferred income taxes are provided in the following tables. The components of income tax expense were as follows:

Year Ended December 31,	2018	2017	2016
(millions)
Current:
Federal	$(2.4)	$0.6	$(22.8)
State	(0.4)	(2.0)	0.8

Total current expense	(2.8)	(1.4)	(22.0)

Deferred:
2017 Tax Reform Act impact	—	0.2	—
Federal	2.7	(0.4)	(0.6)
State	0.1	(0.1)	(0.1)

Total deferred expense	2.8	(0.3)	(0.7)

Total income tax expense	$—	$(1.7)	$(22.7)

The difference between the statutory federal income tax rate and DMLPHCII’s effective income tax rate is explained as follows:

Year Ended December 31,	2018	2017	2016
(millions)
Federal income taxes statutory rate	21.0%	35.0%	35.0%
Increases (reductions) resulting from:
State taxes, net of federal benefit	2.6	342.0	3.1
Legislative change - federal	0.1	(49.1)	—
Legislative change - state	(22.9)	—	—
State valuation allowance	—	(75.1)	(3.8)
Other, net	(0.7)	89.4	(0.6)

Effective income tax rate	0.1%	342.2%	33.7%

The 2017 Tax Reform Act reduced the statutory federal income tax rate to 21% beginning in January 2018. Accordingly, current income taxes, and deferred income taxes that originate in 2018, are being recorded at the new 21% rate. DMLPHCII’s 2018 effective tax rate reflects the impact of a state legislative change.

In 2017, DMLPHCII’s effective tax rates reflect the net benefit of remeasuring deferred taxes resulting from the lower corporate income tax rate promulgated by the 2017 Tax Reform Act. In addition, 2017’s effective tax rate reflects $1.6 million of tax expense associated with finalizing the tax returns reflecting the redemption of DMLPHCII’s interest in Dominion Energy Midstream.

Significant components of DMLPHCII’s deferred income taxes were as follows:

Year Ended December 31,	2018	2017
(millions)
Deferred income taxes:
Total deferred income tax assets	$2.7	$2.9
Total deferred income tax liabilities	(5.1)	(2.5)

Total deferred income tax assets (liabilities)	$(2.4)	$0.4

Total deferred income taxes:
Loss carryforwards	$3.1	$3.1
Valuation allowances	(3.1)	(3.1)
Partnership basis differences	(2.6)	—
Other	0.2	0.4

Total net deferred income tax assets (liabilities)	$(2.4)	$0.4

At December 31, 2018, DMLPHCII had the following deductible loss carryforwards:

	Deductible	Deferred Tax	Valuation	Expiration
(millions)	Amount	Asset	Allowance	Period
State capital losses	$62.4	$3.1	$(3.1)	2021

Total	$62.4	$3.1	$(3.1)

There were no unrecognized tax benefits at the beginning or end of the years ended December 31, 2018, 2017 or 2016. The 2018 federal income tax return has not been filed. The earliest tax year remaining open for examination in Maryland, the primary state in which DMLPHCII operates, is 2015.

NOTE 5. COMMITMENTS AND CONTINGENCIES

As a result of issues generated in the ordinary course of business, DMLPHCII is involved in legal proceedings before various courts and is periodically subject to governmental examinations (including by regulatory authorities), inquiries and investigations. Certain legal proceedings and governmental examinations involve demands for unspecified amounts of damages, are in an initial procedural phase, involve uncertainty as to the outcome of pending appeals or motions, or involve significant factual issues that need to be resolved, such that it is not possible for DMLPHCII to estimate a range of possible loss. For such matters that DMLPHCII cannot estimate, a statement to this effect is made in the description of the matter. Other matters may have progressed sufficiently through the litigation or investigative processes such that DMLPHCII is able to estimate a range of possible loss. For legal proceedings and governmental examinations that DMLPHCII is able to reasonably estimate a range of possible losses, an estimated range of possible loss is provided, in excess of the accrued liability (if any) for such matters. Any accrued liability is recorded on a gross basis with a receivable also recorded for any probable insurance recoveries. Estimated ranges of loss are inclusive of legal fees and net of any anticipated insurance recoveries. Any estimated range is based on currently available information and involves elements of judgment and significant uncertainties. Any estimated range of possible loss may not represent DMLPHCII’s maximum possible loss exposure. The circumstances of such legal proceedings and governmental examinations will change from time to time and actual results may vary significantly from the current estimate. For current proceedings, management does not anticipate that the liabilities, if any, arising from such proceedings would have a material effect on DMLPHCII’s financial position, liquidity or results of operations.

NOTE 6. RELATED-PARTY TRANSACTIONS

DMLPHCII engages in related party-transactions primarily with Dominion Energy and other Dominion Energy subsidiaries (affiliates). DMLPHCII’s receivable and payable balances with affiliates are settled based on contractual terms or on a monthly basis, depending on the nature of the underlying transactions. DMLPHCII is included in Dominion Energy’s Consolidated federal income tax return and, where applicable, combined income tax returns for Dominion Energy are filed in various states.

Intercompany Revolving Credit Agreement with Dominion Energy

DMLPHCII’s total borrowings under the IRCA with Dominion Energy totaled $22.1 million and $21.3 million as of December 31, 2018 and 2017, respectively. The weighted-average interest rate for these borrowing was 3.43% and 3.45% at December 31, 2018 and 2017, respectively. Interest charges related to DMLPHCII’s total borrowings from Dominion Energy totaled $0.7 million, $0.7 million and $0.4 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Promissory note with Dominion Energy Midstream

In December 2016, as a condition to closing under the Dominion Energy Questar Pipeline Acquisition, Dominion Energy Midstream repaid the $300.8 million senior unsecured promissory note with DMLPHCII, which paid interest at an annual interest rate of 0.6% and was due in April 2017. Interest income earned on the promissory note for the year ended December 31, 2016 was $1.7 million.

Promissory note with Dominion Energy

In December 2016, DMLPHCII issued a five-year $15.0 million promissory note with Dominion Energy. The interest rate is a fixed 2.75% per annum. Interest income earned on the promissory note totaled $0.4 million, $0.4 million and $— million for the years ended December 31, 2018, 2017 and 2016, respectively.

Sale of Dominion Energy Midstream Common Units

In December 2016, as a condition to closing under the Dominion Energy Questar Pipeline Acquisition, DMLPHCII sold 5,112,139 common units in Dominion Energy Midstream to Dominion Energy Midstream for $128.5 million (based on the volume-weighted average trading price of Dominion Energy Midstream’s common units on the NYSE for the 10-day trading period immediately preceding closing). DMLPHCII recorded a loss of $74.3 million ($49.0 million after-tax) on the sale in the earnings (losses) from equity method investees section of the Statements of Income.

NOTE 7. SUBSEQUENT EVENTS

DMLPHCII has evaluated subsequent events through the date that these financial statements were available to be issued on September 11, 2019.